Exhibit 99.1

GENESCO REPORTS COMPARABLE SALES

--Fourth Quarter-to-Date Comparable Sales Decreased 3%,

a Sequential Improvement vs. Third Quarter--

--E-commerce Comparable Sales Increased 49%--

--Participating in 2021 ICR Conference, January 11, 2021--

NASHVILLE, Tenn., Jan. 11, 2021 –Genesco Inc. (NYSE: GCO) announced today that comparable sales, including both stores and direct sales, decreased 3% for the quarter-to-date period ended December 26, 2020.  Same store sales decreased 14% and sales for the Company's e-commerce businesses increased 49% on a comparable basis for that period.  The Company’s comp policy removes any stores that are closed for seven consecutive days or more. Therefore, comparable sales results exclude periods of time that stores were closed for seven consecutive days or more as a result of the COVID-19 pandemic.  Comparable sales changes for each retail business for the period were as follows:

Quarter-to-Date (8 weeks ended December 26, 2020)

Comparable Sales (Stores and Direct)
Journeys Group	(4)%
Schuh Group	29%
Johnston & Murphy Group	(34)%
Total Comparable Sales	(3)%
Same Store Sales	(14)%
Comparable Direct Sales	49%

The Company’s stores were open for approximately 90% of the possible days during fiscal November and December, with Schuh’s stores operating for approximately 50% of this period.  Overall sales decreased by 8% for the quarter-to-date period ended December 26, 2020.  Overall sales changes for each business for the period were as follows:

Quarter-to-Date (8 weeks ended December 26, 2020)

Overall Sales
Journeys Group	(5)%
Schuh Group	(9)%
Johnston & Murphy Group Licensed Brands	(38)% 201%
Total Overall Sales	(8)%
Total Store Sales	(21)%
Total Direct Sales	48%

Mimi E. Vaughn, Genesco board chair, president and chief executive officer, said, “Overall, our performance this holiday selling season was very encouraging given the backdrop of the COVID-19 pandemic with sales coming in above our expectations.  Journeys once again led the way with strong full-price selling, and we were pleased that Schuh delivered better than expected results especially as the business continues to face significant mandated store closures.  Fiscal January is off to a strong start with comps turning nicely positive, providing us with optimism for a solid finish to Fiscal 2021.”

Genesco to Present at the 2021 ICR Conference

As previously announced, Genesco management will present at the 2021 ICR Conference on Monday, January 11, 2021, at 10:30 a.m. (Eastern Time).  The audio portion of the presentation will be webcast live and may be accessed through the Company's internet website, http://www.genesco.com.  To listen, please go to the website at least 15 minutes early to register, download and install any necessary software.

Safe Harbor Statement

This release contains forward-looking statements, including those regarding the performance outlook for the Company and all other statements not addressing solely historical facts or present conditions. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences.  These include adjustments to projections reflected in forward-looking statements, including as a result of the effects of COVID-19 on the Company’s business including whether there are periods of increases in the number of COVID-19 cases in locations in which the Company operates, further closures of stores due to COVID-19, weakness in store and shopping mall traffic, restrictions on operations imposed by government entities and landlords, changes in public safety and health requirements, the Company’s ability to adequately staff stores, limitations on the Company’s ability to provide adequate personal protective equipment to employees, and the Company’s ability to maintain social distancing requirements; stores closures and effects on the business as a result of civil disturbances; the level and timing of promotional activity necessary to maintain inventories at appropriate levels; the imposition of tariffs on products imported by the Company or its vendors as well as the ability and costs to move production of products in response to tariffs; the Company’s ability to obtain from suppliers products that are in-demand on a timely basis and effectively manage disruptions in product supply or distribution, including disruptions as a result of COVID-19; unfavorable trends in fuel costs, foreign exchange rates, foreign labor and material costs, and other factors affecting the cost of products; the effects of the British decision to exit the European Union and other sources of weakness in the U.K. market; the effectiveness of the Company's omnichannel initiatives; costs associated with changes in minimum wage and overtime requirements; wage pressure in the U.S. and the U.K.; weakness in the consumer economy and retail industry; competition and fashion trends in the Company's markets; risks related to the potential for terrorist events; risks related to public health and safety events, including for example, the COVID-19 coronavirus; changes in buying patterns by significant wholesale customers;  retained liabilities associated with divestitures of businesses including potential liabilities under leases as the prior tenant or as a guarantor of certain leases; and changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons. Additional factors that could cause differences from expectations include the ability to renew leases in existing stores and control or lower occupancy costs, and to conduct required remodeling or refurbishment on schedule and at expected expense levels; the Company’s ability to eliminate stranded costs associated with dispositions, including the sale of the Lids Sport Group business; the Company’s ability to realize anticipated cost savings, including rent savings; deterioration in the performance of individual businesses or of the Company's market value relative to its book value, resulting in impairments of fixed assets, operating lease right of use assets or intangible assets or other adverse financial consequences and the timing and amount of such impairments or other consequences; unexpected changes to the market for the Company's shares or for the retail sector in general; costs and reputational harm as a result of disruptions in the Company’s business or information technology systems either by security breaches and incidents or by potential problems associated with the implementation of new or upgraded systems; and the cost and outcome of litigation, investigations and environmental matters involving the Company. Additional factors are cited in the "Risk Factors," "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of, and elsewhere in, the Company’s SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via the Company’s website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco's ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements.

About Genesco Inc.

Genesco Inc., a Nashville-based specialty retailer, sells footwear and accessories in more than 1,475 retail stores throughout the U.S., Canada, the United Kingdom and the Republic of Ireland, principally under the names Journeys, Journeys Kidz, Schuh, Schuh Kids, Little Burgundy, Johnston & Murphy, and on internet websites www.journeys.com, www.journeyskidz.com, www.journeys.ca, www.littleburgundyshoes.com, www.schuh.co.uk, www.johnstonmurphy.com, www.johnstonmurphy.ca, and www.dockersshoes.com.   In addition, Genesco sells wholesale footwear under its Johnston & Murphy brand, the licensed Dockers brand, the licensed Levi’s brand, the licensed Bass brand, and other brands. For more information on Genesco and its operating divisions, please visit www.genesco.com.

Genesco Inc. Financial Contacts

Thomas A. George

Senior Vice President-Finance, Interim Chief Financial Officer

(615) 367-7465

tgeorge@genesco.com

Dave Slater

Vice President, Financial Planning & Analysis and IR

(615) 367-7604

dslater@genesco.com

Genesco Inc. Media Contact

Claire S. McCall

Director, Corporate Relations

(615) 367-8283

cmccall@genesco.com